Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of By Design, Inc. on Form SB-2, of my report dated August 10, 2007 (included in exhibits to such registration statement) on the consolidated financial statements of By Design, Inc. as of and for the years ended December 31, 2005 and 2006.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 28, 2007